FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 2, 2008
(Date of earliest event reported)

VISTA INTERNATIONAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27783	84-1572525
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer Identification
Incorporation)		Number)

8001 S. InterPort Blvd., Englewood, Colorado 80112
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (303) 690-8300

________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 26, 2008, Vista International Technologies, Inc., as well as its affiliate, Vista International, Inc., was invited to present at The Wall Street Analyst Forum’s (“WSAF”) 19th Annual Analyst Conference to be held on March 26 - 27, 2008 at the University Club in New York City. Vista International Technologies, Inc. made a 30-minute presentation at 9:10 a.m. EDT March 26 at the conference. The presentation will be available via live webcast and can be retrieved for 30 days following the event. A copy of the presentation to investors and analysts using materials posted to the webcast link, http://www.wsw.com/webcast/wasf6/vvit, on such date, is attached hereto as Exhibit 99.1 and is incorporated by reference herein in their entirety, including various cautionary statements that modify our forward-looking statements made or incorporated herein.

Vista International Technologies, Inc. is one of a select group of public companies from the renewable energy industry that will feature presentations on their companies to analysts and portfolio managers. The WSAF renewable energy industry group highlights companies that share, strong corporate management, strong business fundamentals, an opportunity for revenue and earnings growth and a focus on increasing shareholder value.

The webcast link is: http://www.wsw.com/webcast/wsaf6/vvit

Statements in this press release other than historical facts are "forward-looking" statements within the meaning of section 27A of the Securities Act of 1933, section 21E of the Securities Exchange Act of 1934. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results. Future operating results of the Company are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. Readers are advised to review the “forward looking statements” included in our reports which are filed with the Securities and Exchange Commission.

 "We are reducing the carbon footprint, one step at a time"

Item 9.01	Financial Statements and Exhibits

(d)                                        Exhibits

99.1	Presentation to investors and analysts regarding above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA INTERNATIONAL TECHNOLOGIES, INC.
Dated: April 2, 2008	By: /s/ Barry J. Kemble
Barry J. Kemble, Executive Officer